Exhibit (t)

CREDIT SUISSE HIGH YIELD CREDIT FUND

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Lou Anne McInnis, Karen Regan and Omar Tariq, each with full power to act without the other, as attorney-in-fact to sign on his or her behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto a registration statement on Form N-2 (including amendments thereto) with respect to Credit Suisse High Yield Credit Fund (the “Fund”).

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the Chief Financial Officer or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/ Laura A. DeFelice	10/6/2025

Laura A. DeFelice		Date
Trustee and Chair of the Board

By:	/s/ Charles W. Gerber	10/6/2025

Charles W. Gerber		Date
Trustee

By:	/s/ Mahendra R. Gupta	10/6/2025

Mahendra R. Gupta		Date
Trustee

By:	/s/ Samantha Kappagoda	10/6/2025

Samantha Kappagoda		Date
Trustee

By:	/s/ John G. Popp	10/6/2025

John G. Popp		Date
Trustee

By:	/s/ Lee M. Shaiman	10/6/2025

Lee M. Shaiman		Date
Trustee